UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported) November 7, 2017

 ELECTRONIC ARTS INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	0-17948	94-2838567
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

209 Redwood Shores Parkway, Redwood City, California 94065-1175
(Address of Principal Executive Offices) (Zip Code)

(650) 628-1500
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.         ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 7, 2017, the Board of Directors (the “Board”) of Electronic Arts Inc. (“EA”) increased the number of authorized directors of EA to eleven from ten and appointed Ms. Heidi Ueberroth to the Board. The Board has determined that Ms. Ueberroth meets the independence requirements of the Securities and Exchange Commission and the NASDAQ Stock Market Rules.

Ms. Ueberroth will receive restricted stock units with a value of $195,000 issued under EA’s 2000 Equity Incentive Plan (the “EIP”), which reflects the pro-rated portion of the restricted stock units granted to each of our non-employee directors who were elected at the 2017 annual meeting of EA’s stockholders. These restricted stock units will vest, subject to the terms of the EIP, on the earlier of (1) August 3, 2018 and (2) the 2018 annual meeting of EA’s stockholders. In addition, Ms. Ueberroth will receive a pro-rated portion of the Board’s annual retainer to reflect her service during the 2017 Board year.

A press release announcing Ms. Ueberroth’s appointment to the Board is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 7.01    Regulation FD Disclosure.

On November 8, 2017, EA entered into an agreement to acquire Respawn Entertainment, LLC (“Respawn Entertainment”).  Under the agreement, EA will pay $151 million in cash, and up to $164 million in long-term equity in the form of restricted stock units to employees, which will vest over four years.  In addition, EA may be required to pay additional variable cash consideration that is contingent upon achievement of certain performance milestones, relating to the development of future titles, through the end of calendar 2022.  The additional consideration is limited to a maximum of $140 million. The transaction is expected to close by the end of the calendar 2017 or soon thereafter, subject to regulatory approvals and other customary closing conditions.  The acquisition is expected to be neutral to EA’s net income in fiscal years 2018 and 2019.

A press release announcing the acquisition of Respawn Entertainment is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press release dated November 8, 2017 announcing Ms. Heidi Ueberroth’s appointment to the Board of Directors of Electronic Arts Inc.
99.2	Press release dated November 9, 2017 announcing Electronic Arts Inc.’s agreement to acquire Respawn Entertainment, LLC

INDEX TO EXHIBITS

Exhibit No.	Description
99.1	Press release dated November 8, 2017 announcing Ms. Heidi Ueberroth’s appointment to the Board of Directors of Electronic Arts Inc.
99.2	Press release dated November 9, 2017 announcing Electronic Arts Inc.’s agreement to acquire Respawn Entertainment, LLC

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ELECTRONIC ARTS INC.

Dated:	November 9, 2017	By:	/s/ Jacob J. Schatz
Jacob J. Schatz
Senior Vice President, General Counsel and Corporate Secretary